                                                                    EXHIBIT 99.1

April 29, 2003             CONTACTS:      Investor Relations - Brenda J. Peters
                           Phone:         713/759-3954
                           Toll Free:     800/659-0059

                                          Media Relations - Kathleen A. Sauve
                           Phone:         713/759-3635
                           24-Hour:       704/382-8333

               TEPPCO PARTNERS, L.P. REPORTS FIRST QUARTER RESULTS

HOUSTON - TEPPCO Partners, L.P. (NYSE:TPP) today reported net income for first quarter 2003 of $33.9 million, or $0.43 per unit, compared with net income of $26.8 million, or $0.46 per unit for first quarter 2002. Net income per unit for first quarter 2003 reflects 11.4 million units issued subsequent to first quarter 2002. The number of units outstanding at March 31, 2003, was 57.8 million, compared with 46.3 million at March 31, 2002.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $87.0 million for first quarter 2003, compared with $58.8 million in the prior year quarter. The 2003 results include the addition of the Val Verde Gas Gathering System which was acquired in July 2002.

"We are pleased with our first quarter results, with solid performance across each of our business segments," said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO. "Our downstream segment had a particularly strong quarter due to the cold winter weather in the Northeast and Midwest, with LPG transportation revenue more than 30 percent greater than in 2002. The incremental

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
capacity from Centennial Pipeline allowed us to provide a high level of service to our propane customers under difficult market conditions, without impacting service levels to our refined products customers.

"Our upstream segment had a very good quarter despite turbulent supply and market conditions caused by the Venezuelan petroleum industry strike. Our midstream segment also performed very well, with substantial contributions from both our Jonah and Val Verde gas gathering systems," continued Pearl.

"We remain confident in achieving our previously stated earnings per unit and EBITDA ranges for 2003 of $1.40 to $1.65 per unit and $305 million to $325 million, respectively," added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

UPSTREAM SEGMENT

The upstream segment includes crude oil transportation, storage, gathering and marketing activities; and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $3.6 million for first quarter 2003, compared with $6.3 million for first quarter 2002. Increased marketing and transportation volumes and related margin were more than offset by higher environmental related expenses of $1.6 million and $1.7 million from the net settlement of some customer crude oil imbalances.

Equity earnings from the investment in Seaway Crude Pipeline were $5 million, compared with $4.4 million for first quarter 2002. The increase in equity earnings was

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
due to increased revenues at the Texas City, Texas, facility, and lower operating expenses. Long-haul volume on Seaway averaged 150,000 barrels per day in the 2003 quarter, compared with 169,000 barrels per day in the 2002 quarter, reflecting lower Venezuelan crude being imported during the early part of 2003.

MIDSTREAM SEGMENT

The midstream segment includes natural gas gathering services, and storage, transportation and fractionation of natural gas liquids (NGLs).

Operating income for the midstream segment was $18.4 million for first quarter 2003, compared with $7.7 million for first quarter 2002. The Val Verde Gathering System, acquired June 30, 2002, and the Chaparral NGL System, acquired March 1, 2002, contributed an additional $7.4 million and $1.7 million, respectively, to operating income during the 2003 quarter. Expansion of the Jonah system and the related increase in throughput contributed a $3.4 million increase in operating income compared to first quarter 2002.

DOWNSTREAM SEGMENT

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

Downstream operating income was $29.3 million for first quarter 2003, compared with $23.6 million for first quarter 2002. The increase was due primarily to higher propane demand resulting from colder winter weather, increased refined products delivery capability attributable to the connection with Centennial Pipeline, which became operational in second quarter 2002, and sales of product inventory.

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

The equity loss from unconsolidated investments totaled $1.3 million for first quarter 2003, compared with a loss of $0.8 million for first quarter 2002. The first quarter 2003 loss is comprised of a $3.2 million loss from our ownership interest in Centennial Pipeline, partially offset by $1.9 million of equity earnings from our interest in Mont Belvieu Storage Partners, L.P., a venture with Louis Dreyfus Energy Services L.P., which was established effective Jan. 1, 2003. The increase in equity loss in Centennial resulted from higher operating expenses, as well as TEPPCO's increase in ownership of Centennial to 50 percent, which was effective Feb. 10, 2003.

FINANCING ACTIVITIES

TEPPCO completed an offering in January 2003 of senior unsecured notes for $200 million. Net proceeds totaled $197.3 million after offering costs and debt discount. These proceeds were used to repay a portion of a bank credit facility. Total debt outstanding was $1.35 billion at March 31, 2003, compared with $1.32 billion at Dec. 31, 2002.

First quarter 2003 interest expense was $21.9 million, compared with $16.8 million first quarter 2002 interest expense. The increase of $5.1 million was primarily due to an increase in total debt outstanding of approximately $130 million at March 31, 2003, compared with March 31, 2002. Capitalized interest was $0.6 million for first quarter 2003, compared with first quarter 2002 capitalized interest of $2.1 million. The decrease of $1.5 million was due to lower capital expenditures in the 2003 period compared with the 2002 period.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other

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
disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest expense - net, depreciation and amortization, and a pro rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA as a supplemental disclosure because we believe EBITDA is used by our investors as a supplemental financial measure in the evaluation of our business. A reconciliation of EBITDA to net income is provided in the Financial Highlights table.

We believe EBITDA provides useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or as a measure of liquidity, including as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do.

Information in the accompanying Operating Data table includes margin of the upstream segment, which may be viewed as a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil. We believe margin is a more meaningful measure of financial performance than operating revenues and operating expenses due to the significant fluctuations in revenues and expenses caused by variations in the level of marketing activity and prices for products marketed. A reconciliation of margin to operating

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
revenues and operating expenses is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CT on Wednesday, April 30, 2003. Interested parties may listen via the Internet, live or on a replay basis at www.teppco.com or by dialing 800/665-0430. The confirmation code is 457160. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available for seven days by dialing 888/203-1112 with a confirmation code of 457160.

TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns a 50-percent interest in Seaway Crude Pipeline Company, a 50-percent interest in Centennial Pipeline LLC, and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO's Web site at www.teppco.com.

                                       ###

                             TEPPCO PARTNERS, L. P.
                              FINANCIAL HIGHLIGHTS
               (Unaudited - In Millions, Except Per Unit Amounts)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                       -----------------------------
                                                                                          2003              2002 (1)
                                                                                       ----------           --------
Operating Revenues:
   Sales of petroleum products                                                         $    976.0           $  545.2
   Transportation - Refined Products                                                         26.9               25.1
   Transportation - LPGs                                                                     30.8               23.4
   Transportation - Crude oil                                                                 6.9                6.1
   Transportation - NGLs                                                                      9.9                6.3
   Gathering - Natural Gas                                                                   34.3                9.5
   Mont Belvieu operations                                                                     --                4.5
   Other                                                                                     14.4               11.0
                                                                                       ----------           --------

         Total Operating Revenues                                                         1,099.2              631.1
                                                                                       ----------           --------

Costs and Expenses:
   Purchases of petroleum products                                                          962.8              533.0
   Operating expenses - general and administrative                                           47.6               35.9
   Operating fuel and power                                                                  10.2                8.6
   Depreciation and amortization                                                             27.3               16.0
                                                                                       ----------           --------

         Total Costs and Expenses                                                         1,047.9              593.5
                                                                                       ----------           --------

         Operating Income                                                                    51.3               37.6
                                                                                       ----------           --------

Interest expense - net                                                                      (21.3)             (14.7)
Equity earnings (2)                                                                           3.7                3.6
Other income - net                                                                            0.2                0.3
                                                                                       ----------           --------

         Net Income                                                                    $     33.9           $   26.8
                                                                                       ==========           ========

   Net Income Allocation:
         Limited Partner Unitholders                                                   $     23.0           $   18.6
         General Partner                                                                      9.2                6.4
         Class B Unitholder                                                                   1.7                1.8
                                                                                       ----------           --------

         Total Net Income Allocated                                                    $     33.9           $   26.8
                                                                                       ==========           ========

   Basic and Diluted Net Income
         Per Limited Partner and Class B Unit                                          $     0.43           $   0.46
                                                                                       ==========           ========

   Weighted Average Number of Limited Partner
         and Class B Units                                                                   57.7               44.6
                                                                                       ==========           ========

(1) Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)      EBITDA

                  Net Income                                                            $ 33.9         $ 26.8
                  Interest expense - net                                                  21.3           14.7
                  Depreciation and amortization (D&A)                                     27.3           16.0
                  TEPPCO's pro-rata percentage of joint venture
                    interest expense and D&A                                               4.5            1.3
                                                                                        ------         ------
        Total EBITDA                                                                    $ 87.0         $ 58.8
                                                                                        ======         ======

                              TEPPCO PARTNERS, L.P.
                              BUSINESS SEGMENT DATA
                            (Unaudited - In Millions)

                                                                                                    INTERSEGMENT
THREE MONTHS ENDED MARCH 31, 2003                DOWNSTREAM        MIDSTREAM         UPSTREAM       ELIMINATIONS       CONSOLIDATED
---------------------------------                ----------        ---------         --------       ------------       ------------
Operating revenues                                 $  67.9          $  46.9          $  985.4          $  (1.0)          $  1,099.2
Purchases of petroleum products                         --               --             963.8             (1.0)               962.8
Operating expenses                                    31.5             11.4              14.9               --                 57.8
Depreciation and amortization                          7.1             17.1               3.1               --                 27.3
                                                   -------          -------          --------          -------           ----------

      Operating Income                             $  29.3          $  18.4          $    3.6          $    --           $     51.3
                                                   =======          =======          ========          =======           ==========


                                                                                                    INTERSEGMENT
THREE MONTHS ENDED MARCH 31, 2002(1)             DOWNSTREAM        MIDSTREAM         UPSTREAM       ELIMINATIONS       CONSOLIDATED
------------------------------------             ----------        ---------         --------       ------------       ------------
Operating revenues                                 $  59.6          $  18.3          $  553.9          $  (0.7)            $ 631.1
Purchases of petroleum products                         --               --             533.7             (0.7)              533.0
Operating expenses                                    29.2              3.5              11.8               --                44.5
Depreciation and amortization                          6.8              7.1               2.1               --                16.0
                                                   -------          -------          --------          -------             -------

      Operating Income                             $  23.6          $   7.7          $    6.3          $    --             $  37.6
                                                   =======          =======          ========          =======             =======

(1) Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

TEPPCO PARTNERS, L.P.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)(IN MILLIONS)

                                                                                            THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                       -----------------------------
                                                                                         2003                2002
                                                                                       ---------           ---------
Cash Flows from Operating Activities
      Net income                                                                       $    33.9           $    26.8
      Depreciation, working capital and other                                                1.7                (3.2)
                                                                                       ---------           ---------

Net Cash Provided by Operating Activities                                                   35.6                23.6
                                                                                       ---------           ---------

Cash Flows from Investing Activities:
      Purchase of Jonah Gas Gathering Company                                                 --                (7.3)
      Purchase of Chaparral and Quanah Pipelines                                              --              (132.0)
      Acquisition of additional interest in Centennial Pipeline LLC                        (20.0)                 --
      Investments in Centennial Pipeline LLC                                                (1.0)               (3.4)
      Capital expenditures (1)                                                             (15.4)              (33.0)
                                                                                       ---------           ---------

Net Cash Used in Investing Activities                                                      (36.4)             (175.7)
                                                                                       ---------           ---------

Cash Flows from Financing Activities:
      Issuance of Senior Notes                                                             198.6               497.8
      Proceeds from term loan and revolving credit facility                                 40.0               172.0
      Debt issuance costs                                                                   (1.4)               (4.1)
      Payments on revolving credit facility                                               (207.0)             (540.7)
      Proceeds from issuance of LP units, net                                                 --                56.8
      General Partner contributions                                                           --                 1.2
      Distributions paid                                                                   (46.5)              (33.5)
                                                                                       ---------           ---------

Net Cash Provided by (Used in) Financing Activities                                        (16.3)              149.5
                                                                                       ---------           ---------

Net Decrease in Cash and Cash Equivalents                                                  (17.1)               (2.6)
Cash and Cash Equivalents -- beginning of period                                            31.0                25.5
                                                                                       ---------           ---------

Cash and Cash Equivalents -- end of period                                             $    13.9           $    22.9
                                                                                       =========           =========

Supplemental Information:
      Non-cash investing activities:
           Net assets transferred to Mont Belvieu Storage Partnership                  $    69.5                  --
      Interest paid (net of capitalized interest)                                      $    32.5           $    16.8
                                                                                       =========           =========

(1) Includes capital expenditures for maintaining existing operations of $4.9 million in 2003, and $6.7 million in 2002.

TEPPCO PARTNERS, L. P.
CONDENSED BALANCE SHEETS (UNAUDITED)
(In Millions)

                                                                                        MARCH 31,          DECEMBER 31,
                                                                                          2003                 2002
                                                                                       ----------          ------------
ASSETS
Current assets
   Cash and cash equivalents                                                           $     13.9           $     31.0
   Other                                                                                    416.4                329.6
                                                                                       ----------           ----------

Total current assets                                                                        430.3                360.6

Property, plant and equipment - net                                                       1,511.9              1,587.8
Intangible Assets (1)                                                                       453.9                465.4
Equity investments                                                                          377.8                284.7
Other assets                                                                                 71.5                 72.2
                                                                                       ----------           ----------

Total assets                                                                           $  2,845.4           $  2,770.7
                                                                                       ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
   Other                                                                               $    434.3           $    366.8
                                                                                       ----------           ----------

Total current liabilities                                                                   434.3                366.8

Senior Notes (2)                                                                          1,142.2                945.7
Other long-term debt                                                                        265.0                432.0
Other non-current liabilities                                                                15.9                 31.0
Class B Units                                                                               102.7                103.4
Partners' capital
   Accumulated other comprehensive income                                                   (14.6)               (20.1)
   General partner's interest                                                                10.0                 12.8
   Limited partners' interests                                                              889.9                899.1
                                                                                       ----------           ----------

Total partners' capital                                                                     885.3                891.8
                                                                                       ----------           ----------

Total liabilities and partners' capital                                                $  2,845.4           $  2,770.7
                                                                                       ==========           ==========

(1) Includes the value of long-term service agreements between TEPPCO and its customers.

(2) Includes $55.7 million and $57.9 million at March 31, 2003, and Dec. 31, 2002, respectively related to fair value hedges.

                             TEPPCO PARTNERS, L. P.
                                 OPERATING DATA
                   (Unaudited - In Millions, Except as Noted)

                                                                                            THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                       -----------------------------
                                                                                          2003                2002
                                                                                       ---------           ---------
DOWNSTREAM SEGMENT:
   Barrels Delivered
       Refined Products                                                                     30.2                25.8
       LPGs                                                                                 13.7                12.0
                                                                                       ---------           ---------

       TOTAL                                                                                43.9                37.8
                                                                                       =========           =========

   Average Tariff Per Barrel
       Refined Products                                                                $    0.89           $    0.98
       LPGs                                                                                 2.25                1.94

   Average System Tariff Per Barrel                                                    $    1.31           $    1.28

UPSTREAM SEGMENT (1):
   Margins:
       Crude oil transportation                                                        $    10.7           $     9.1
       Crude oil marketing                                                                   4.9                 5.0
       Crude oil terminaling                                                                 2.1                 2.4
       LSI                                                                                   1.4                 1.1
                                                                                       ---------           ---------
          Total Margin                                                                 $    19.1           $    17.6
                                                                                       =========           =========

   Reconciliation of Margin to Operating
       Revenue and Operating Expenses:

       Sales of petroleum products                                                     $   976.0           $   545.2
       Transportation - Crude oil                                                            6.9                 6.1
       Purchases of petroleum products                                                    (963.8)             (533.7)
                                                                                       ---------           ---------
       Total Margin                                                                    $    19.1           $    17.6
                                                                                       =========           =========

   Total barrels
       Crude oil transportation                                                             22.6                21.1
       Crude oil marketing                                                                  37.7                30.4
       Crude oil terminaling                                                                27.4                29.3

   Lubrication oil volume (total gallons):                                                   2.8                 2.2

   Margin per barrel:
       Crude oil transportation                                                        $   0.471           $   0.430
       Crude oil marketing                                                                 0.130               0.165
       Crude oil terminaling                                                               0.077               0.084

   Lubrication oil margin (per gallon):                                                $   0.476           $   0.517

MIDSTREAM SEGMENT (1):
   Gathering - Natural Gas (2)
       Bcf                                                                                 116.0                50.2
       Btu (in trillions)                                                                  117.2                55.7

       Average fee per MMBtu                                                           $    0.29           $    0.17

   Transportation - NGLs (3)
       Total barrels                                                                        14.2                 4.6
       Margin per barrel                                                               $   0.698           $   0.554

   Fractionation - NGLs
       Total barrels                                                                         1.1                 1.0
       Margin per barrel                                                               $   1.734           $   1.813

   Sales - Condensate
       Total barrels (thousands)                                                            30.8                32.4
       Margin per barrel                                                               $   32.84           $   25.38

(1) Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2) Operating data for Val Verde Gathering System acquired effective June 30, 2002.

(3)      Operating data for Chaparral NGL System acquired March 1, 2002.